UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024, Creative Medical Technology Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement with Timothy Warbington, the Company’s Chief Executive Officer, pursuant to which Mr. Warbington purchased one share of the Company’s newly designated Series B Preferred Stock (the “Series B Preferred Stock”), for a purchase price of $100.00.  The Series B Preferred Stock has the rights, preferences, privileges, qualifications, limitations and restrictions set forth in the Certificate of Designation of Preferences, Rights And Limitations of the Series B Preferred Stock filed by the Company with the Secretary of State of the State of Nevada on May 15, 2024 (the “Certificate of Designations), pursuant to which the Company designated one share of Series B Preferred Stock.

On May 16, 2024, the Company filed a preliminary proxy statement with the Securities and Exchange Commission relating to its upcoming annual meeting of stockholders (the “Annual Meeting”).  As disclosed in the preliminary proxy statement, one of the items to be considered by the Company’s stockholders at the Annual Meeting is a proposal to approve an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of the Company’s common stock from 5,000,000 shares to 25,000,000 shares (the “Share Increase Proposal”).  Pursuant to the Certificate of Designations, the Series B Preferred Stock has no voting rights other than the right to 100,000,000 votes on the Share Increase Proposal; provided, however, that the Series B Preferred Stock will be voted in the same proportion as the votes cast by shares of common stock on the Share Increase Proposal. The Certificate of Designations further provides that the share of Series B Preferred Stock will be automatically redeemed effective upon the approval of the Share Increase Proposal (or at such earlier time as the Board of Directors of the Company may determine in its sole discretion). The Series B Preferred Stock is not convertible into common stock.

The foregoing descriptions of the Certificate of Designation and Series B Preferred Stock are qualified in their entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Mr. Warbington is an “accredited investor” and the offer and sale of the share of Series B Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

The Company’s Board of Directors has established July 19, 2024 as the date of the Company’s 2024 Annual Meeting of Stockholders, and June 3, 2024 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Stockholders who intend to present proposals for inclusion in the proxy materials for the Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must ensure that such proposals are received by the Company, in writing, at 211 E Osborn Road, Phoenix, AZ 85012, and be directed to the attention of the Corporate Secretary, no later than June 3, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Designation of the Series B Preferred Stock

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: May 17, 2024	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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